UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 15, 2016 (August 10, 2016)

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
211 North Broadway Suite 2600 Saint Louis, MO		63102
(Address of principal executive offices)		(Zip Code)

(314) 932-6160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 9e-4(c) under the Exchange Act (17 CFR 240.9e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Brian D. Sullivan

On August 10, 2016, the board of managers of Foresight Reserves, LP, the holder of the majority of the outstanding voting interests of Foresight Energy GP LLC (the “General Partner”), the general partner of Foresight Energy LP (the “Partnership”), elected Mr. Brian D. Sullivan to serve on the board of directors of the General Partner (the "Board"), effective August 10, 2016. The Board appointed Mr. Sullivan to serve on the Board’s audit committee. Mr. Sullivan qualifies as the General Partner’s third independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange.

Mr. Sullivan is currently a managing member of Energy Resource Services, LLC, a consulting company that provides M&A and commercial advisory services to companies in the natural resources, energy and industrial sectors (“Energy Resource”). Prior to forming Energy Resource, Mr. Sullivan worked for nearly five years in various roles with Alpha Natural Resources, Inc. (“Alpha”), one of the largest coal companies in the United States, serving as the Executive Vice President and Chief Commercial Officer, and spent two years working for Alpha in Australia.  Mr. Sullivan was also Senior Vice President and General Counsel to The United Company (“United”), a private diversified holding company headquartered in Bristol, Virginia, as well as to United’s subsidiaries in the coal, and oil and gas businesses.  In this position, which he held for almost 10 years beginning in 2001, he was responsible for all aspects of M&A activity, contract negotiation and administration, human resources, and litigation.   Before his career with United, Mr. Sullivan was litigation counsel with Paul, Hastings, Janofsky & Walker LLP, in the firm’s Atlanta office.  He began in the legal profession in Washington D.C., in 1992 with Arent Fox LLP.  Mr. Sullivan is a graduate of Duke University and graduated summa cum laude from the State University of New York at Buffalo School of Law. Mr. Sullivan has served on the boards of the Virginia Center for Coal and Energy Research, the Virginia Coal Association, the National Mining Association, Pfeiffer University in Charlotte, Barter Theater (the State Theater of Virginia) and Crossroads Medical Mission.

There are no understandings or arrangements between Mr. Sullivan and any other person pursuant to which Mr. Sullivan was selected to serve as a director of the General Partner. There are no relationships between Mr. Sullivan and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Sullivan will receive compensation in accordance with the Partnership’s policies for compensating non-employee directors, including awards under the Partnership’s Long-Term Incentive Plan. Effective August 11, 2016, Mr. Sullivan was granted 23,885 common units representing limited partner interests under the Partnership’s Long-Term Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit is being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated August 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foresight Energy LP

By:	Foresight Energy GP LLC, its general partner

By:	/s/ Robert D. Moore
Robert D. Moore
President & Chief Executive Officer

August 15, 2016